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                                                                      Reg S-K
                                                                      Item 601
                                                                      Exhibit 12


                             BERKSHIRE HATHAWAY INC.
   Calculation of Ratio of Consolidated Earnings to Consolidated Fixed Charges
                              (Dollars in millions)

                                                                           Years Ended December 31,
                                                                           ------------------------
                                                            1998        1997        1996        1995         1994
                                                          -------     -------     -------     -------      -------
Net earnings ........................................     $ 2,830     $ 1,901     $ 2,489     $   795      $   553
Income tax expense ..................................       1,457         898       1,197         276          163
Minority interest in earnings .......................          27          28          20          13            9
Equity in the net income of investees
   accounted for under the equity method ............          --          --          --         (92)         (30)
Fixed charges* ......................................         142         141         124          75           70
                                                          -------     -------     -------     -------      -------
Earnings available for fixed charges ................     $ 4,456     $ 2,968     $ 3,830     $ 1,067      $   765
                                                          =======     =======     =======     =======      =======
Realized investment gain, pretax, included in
earnings available for fixed charges ................     $ 2,415     $ 1,106     $ 2,484     $   194      $    91
                                                          =======     =======     =======     =======      =======
Fixed charges*
Interest on indebtedness (including amortization
   of debt discount and expense) ....................     $   109     $   112     $   100     $    59      $    60
Rentals representing interest .......................          33          29          24          16           10
                                                          -------     -------     -------     -------      -------
                                                          $   142     $   141     $   124     $    75      $    70
                                                          =======     =======     =======     =======      =======
Ratio of earnings to fixed charges* .................      31.38x      21.05x      30.89x      14.23x       10.93x
                                                          =======     =======     =======     =======      =======

Ratio of earnings, excluding realized investment
   gain, to fixed charges* ..........................      14.37x      13.21x      10.85x      11.64x        9.63x
                                                          =======     =======     =======     =======      =======


----------

* Excludes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                             1998       1997       1996       1995       1994
                                                            ------     ------     ------     ------     ------
                                                            $   21     $   20     $   30     $   29     $   32

     Including fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                             1998       1997       1996       1995       1994
                                                            ------     ------     ------     ------     ------
Including realized investment gain ....................     27.47x     18.56x     25.06x     10.54x      7.81x
Excluding realized investment gain ....................     12.65x     11.69x      8.94x      8.67x      6.92x



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